    As filed with the Securities and Exchange Commission on July 14, 1998.
                                                            Registration No.____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   -----------------------------------------

                             CPC OF AMERICA, INC.
              --------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Nevada                                           11-3320709
---------------------------------              ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

              1133 Fourth Street, Suite 200, Sarasota, FL  34236
            ------------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

                             CPC OF AMERICA, INC.
                            1996 STOCK OPTION PLAN
                         AND OTHER PLAN STOCK OPTIONS
                         ----------------------------
                           (Full title of the plan)

                                Rod A. Shipman
                         1133 Fourth Street, Suite 200
                              Sarasota, FL  34236
                       ---------------------------------
                    (Name and address of agent for service)

                                (941) 906-9546
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

-------------------------------------------------------------------------------------
                                     Proposed        Proposed
Title of                             maximum         maximum
securities to be  Amount to be       offering price  aggregate       Amount of
registered        registered         per unit        offering price  registration fee
-------------------------------------------------------------------------------------
Common Stock,        7,220,000         $13.125/(1)/     $94,762,500           $27,955
$.0005 par value      shs./(2)//(3)/
-------------------------------------------------------------------------------------

(1) Based upon the average of the high and low prices for the registrant's common stock on July 8, 1998 for purposes of computing the registration fee on 7,220,000 shares of common stock underlying options in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

(2) Includes 4,000,000 shares issuable upon exercise of stock options to consultants, which are not part of the 1996 Stock Option Plan.

(3) Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of the various options.

           THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                             CPC OF AMERICA, INC.


                                 Common Stock


               ------------------------------------------------

                             CPC OF AMERICA, INC.
                            1996 STOCK OPTION PLAN
                         AND OTHER PLAN STOCK OPTIONS


               ------------------------------------------------


              7,220,000 Shares of Common Stock, $.0005 Par Value


     This Prospectus relates to shares of the Common Stock, $.0005 par value ("Common Stock"), of CPC of America, Inc. (the "Company") which may be issued from time to time by the Company (i) to employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted under the CPC of America, Inc. 1996 Stock Option Plan; (ii) to Rod A. Shipman, the President and Chief Executive Officer of the Company, upon his exercise of stock options granted pursuant to a separate employment and consulting services agreement dated April 23, 1998 ("Shipman Agreement"); and
(iii) to the CTM Group, Inc. upon its exercise of stock options granted pursuant to a separate consulting services agreement dated April 23, 1998 ("CTM Agreement"). The per unit price of the shares of Common Stock issued upon exercise of options granted under the CPC of America, Inc. 1996 Stock Option Plan will be determined from time to time based upon the market price of the Common Stock in accordance with the terms of the CPC of America, Inc. 1996 Stock Option Plan. It is suggested that this Prospectus be retained for further reference.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      -----------------------------------


This Prospectus does not cover resales of shares of CPC of America, Inc. Common Stock acquired hereunder. However, persons who are not affiliates of CPC of America, Inc. as defined in Rule 405 of the Securities Act of 1933, as amended (the "Act") ordinarily may publicly resell such shares acquired hereunder without registration under the Act, in reliance on Section 4(1) thereof. An affiliate of CPC of America, Inc. may not publicly resell shares acquired hereunder without compliance with Rule 144 promulgated under the Act or registration under the Act.


                      -----------------------------------


                 The date of this Prospectus is July 10, 1998.

                               TABLE OF CONTENTS


                                                                    PAGE


THE COMPANY.........................................................   1

INFORMATION ABOUT THE CPC OF AMERICA, INC. 1996 STOCK OPTION
     PLAN...........................................................   1
     Introduction...................................................   1
     General Purpose................................................   1
     ERISA..........................................................   1
     Shares Available...............................................   1
     Administration.................................................   2
     Eligibility....................................................   2
     Grant of Options...............................................   2
     Exercise of Options............................................   2
     Nontransferability.............................................   3
     Termination of Employment......................................   3
     Death or Disability............................................   3
     Duration, Amendment and Termination............................   3
     Options Outstanding............................................   3

OTHER PLAN STOCK AND STOCK OPTIONS..................................   4

FEDERAL INCOME TAX CONSEQUENCES.....................................   4
     ISO's Under the 1996 Plan......................................   4
     NSO's Under the 1996 Plan and the Agreements...................   5
     Exercise of Options Through Use of Previously
          Acquired Common Stock of the Company......................   5

RESTRICTIONS ON RESALE..............................................   6

LEGAL MATTERS.......................................................   6

EXPERTS.............................................................   7

AVAILABLE INFORMATION...............................................   7

                                    PART I


Item 1.  Plan Information


                                 THE COMPANY
                                 -----------



  CPC of America, Inc. (the "Company") was incorporated in the State of Nevada on April 11, 1996. The Company's executive offices are located at 1133 Fourth Street, Suite 200, Sarasota, Florida 34236; telephone (941) 906-9546.


       INFORMATION ABOUT THE CPC OF AMERICA, INC. 1996 STOCK OPTION PLAN
       -----------------------------------------------------------------

Introduction

  The summary of the CPC of America, Inc. 1996 Stock Option Plan ("1996 Plan"), included below highlights the principal features of that plan and is qualified in its entirety by reference to the 1996 Plan and the form of agreement to be received by the Company from those individuals who are granted options (the "Option Agreement"), copies of which are available from the Company's Chief Executive Officer. All share information set forth herein gives effect to a two for one split of the outstanding shares of Common Stock effective as of June 17, 1998.

General Purpose

  On May 2, 1996, the Board of Directors of the Company adopted the 1996 Plan to provide officers, directors, employees, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase the earnings of the Company by providing an opportunity to acquire, maintain and increase a proprietary interest in the Company's success and thus encouraging those employees to continue their employment with the Company. Options granted under the 1996 Plan are designed either as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as non-qualified stock options ("NSO's").

ERISA

  The 1996 Plan is not an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA") and is not qualified as a profit sharing plan as described in Section 401 of the Code.

Shares Available

  A total of 6,000,000 shares of Common Stock have been reserved for issuance under the 1996 Plan, which may be authorized but unissued shares or shares reacquired by the Company at any time. Of the shares of Common Stock reserved for issuance under the 1996 Plan, 3,220,000 are being registered pursuant to this Registration Statement on Form S-8.

  If an option granted under the 1996 Plan is not exercised prior to its expiration or otherwise terminates, the shares which are subject to that option will be available for the grant of further options under the 1996 Plan.

  The number of shares of Common Stock reserved for issuance under the 1996 Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, the Stock Option Committee which administers the 1996 Plan ("Committee"), in its sole discretion, may adjust the number of shares a selected optionee is permitted to acquire if any event occurs prior to that employee's exercise of an option granted pursuant to the 1996 Plan which causes an increase or decrease in the amount of outstanding capital stock.

Administration

  The 1996 Plan is administered by the Committee, which consists of the Company's Board of Directors. The Committee members act in the capacity of plan administrators. The Committee has the authority to determine who will be granted options, the time or times those selected persons will be granted and may exercise all or any part of those options and the number of shares to be subject to each option, the purchase price of the shares of Common Stock covered by each option and the method of payment of such price. The Committee also has the authority to construe and interpret the 1996 Plan, decide all questions and settle all controversies and disputes which may arise in connection with the 1996 Plan and prescribe, amend and rescind rules and regulations relating to administration of the 1996 Plan.

Eligibility

  Only officers, employees and directors who are also employees of the Company or any subsidiary are eligible to receive grants of ISO's. Officers, employees and directors (whether or not they are also employees) of the Company or any subsidiary, as well as consultants, independent contractors or other service providers of the Company or any subsidiary are eligible to receive grants of NSO's.

  In determining (i) the number of shares to be covered by each option, (ii) the purchase price for such shares and the method of payment of such price, (iii) the individuals of the eligible class to whom options shall be granted, (iv) terms and provisions of the respective Option Agreements, and (v) the times at which such options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the 1996 Plan.

Grant of Options

  Options granted under the 1996 Plan entitle optionees to purchase shares of Common Stock at the exercise price specified in the Option Agreement. The 1996 Plan does not specify any maximum or minimum amount of options which may be granted to any optionee. However, in no event shall ISO's be granted such that the sum of (i) aggregate fair market value (determined at the time the ISO's are granted) of the stock subject to all stock options granted under the 1996 Plan which are first exercisable during the same calendar year plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such optionee by the Company, its parent and subsidiaries which are exercisable for the first time during such calendar year, exceeds $100,000. Options may be granted for a term up to ten (10) years from the date it is granted, and in the case of an optionee owning at the time an ISO is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries such ISO shall not be exercisable later than five (5) years after the date of grant.

Exercise of Options

  The exercise price per share for each share which the optionee is entitled to purchase under an ISO shall be determined by the Committee but shall not be less than the fair market value per share on the date of the grant of the ISO; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant of the ISO in the case of an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary. The Committee determines the fair market value of shares for this purpose.

  The exercise price for each share which an optionee is entitled to purchase under an NSO shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the fair market value per share on the date of the grant of the NSO.

  The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee and may consist of cash, shares of common stock of the Company or such other consideration and method of payment for the shares as may be permitted under applicable state and federal laws.

Nontransferability

  Options granted under the 1996 Plan are not transferable, otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, options are exercisable only by such optionee.

Termination of Employment

  If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary for any reason other than death, disability or cause, all options granted to such optionee under the 1996 Plan will terminate not later than three (3) months thereafter. If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason that the employment or relationship has been terminated by the Company for cause, all options granted to such optionee shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option.

Death or Disability

  If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason of death or disability (as defined in Section 22(e)(3) of the Code), an optionee will have the right, during the one (1) year period following the date of such termination, to purchase all or any part of the shares of Common Stock which such optionee would have been entitled to purchase if exercised on the date of such termination, except in no case shall an option be exercisable more than ten (10) years after grant.

Duration, Amendment and Termination

  Unless previously terminated, the 1996 Plan will terminate on May 2, 2006 and no options may be granted after that date under the 1996 Plan (although options granted before termination and exercisable afterwards will not be affected). The Committee may at any time and from time to time modify, amend, suspend or terminate the 1996 Plan. However, except in certain limited circumstances, the Committee may not increase the maximum number of shares which may be purchased pursuant to options granted under the 1996 Plan, either in the aggregate or by an optionee; change the designation of the class of employees eligible to receive ISO's; extend the term of the 1996 Plan or the maximum option period thereunder; decrease the minimum ISO exercise price or permit reductions of the price at which shares may be purchased for ISO's; or cause ISO's issued under the 1996 Plan to fail to meet the requirements of incentive stock options under
Section 422 of the Code. No termination or amendment of the 1996 Plan may terminate an option or adversely affect an optionee's rights without the optionee's consent.

Options Outstanding

  As of July 14, 1998, options to purchase a total of 4,420,000 shares of Common Stock at exercise prices ranging from $1.125 to $1.25 per share had been granted pursuant to the 1996 Plan. This Registration Statement on Form S-8 is registering the shares underlying options to purchase a total 3,220,000 shares of Common Stock at exercise prices ranging from 1.125 to 1.25 per share.

                      OTHER PLAN STOCK AND STOCK OPTIONS
                      ----------------------------------

  Rod A. Shipman, the President and Chief Executive Officer of the Company ("Shipman") entered into an employment agreement with the Company dated April 23, 1998. The CTM Group, Inc., a Nevada corporation (CTM), entered into a consulting services agreement with the Company also dated April 23, 1998. (The Shipman Agreement and the CTM Agreement are collectively referred to herein as the "Agreements.") Pursuant to the terms of the Agreements, Shipman and CTM have each received options ("Options") to purchase 2,000,0000 shares of Common Stock at an exercise price of $2.50 per share. The exercise price of the options was equal to the last sale price on the date of grant. The Options shall vest at a rate of 200,000 shares per year commencing on the date of grant, provided that all of the Options shall vest immediately upon the conveyance by the Company of substantially all of its assets or the consolidation or merger of the Company with another corporation in which the Company is not the successor.


                        FEDERAL INCOME TAX CONSEQUENCES
                        -------------------------------

ISO's Under the 1996 Plan

  Grant and Exercise of ISO's.  In general, an optionee realizes no income upon
  ---------------------------
the grant of 1996 Plan ISO's (assuming these options qualified as "incentive stock options" under the Code when they were granted) or upon the exercise of ISO's. But see, "Alternative Minimum Tax," below. The amount paid by the optionee for the Common Stock received pursuant to the exercise of ISO's will generally constitute his basis (or cost) for tax purposes. The holding period for such Common Stock generally begins on the date the optionee exercises ISO's. See below for a discussion of the exceptions to these general rules when the optionee uses previously acquired stock of the Company to exercise ISO's.

  Alternative Minimum Tax.  Although no current taxable income is realized upon
  -----------------------
the exercise of ISO's, Section 56(b)(3) of the Code provides that the excess of the fair market value on the date of exercise of the Common Stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of ISO's may result in the optionee being subject to the "Alternative Minimum Tax" for the year ISO's are exercised. The "Alternative Minimum Tax" is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

  If the shares are disposed of in a "disqualifying disposition" -- that is, within one year of exercise or two years from the date of the option grant -- in the year in which the ISO is exercised, the maximum amount that will be included as Alternative Minimum Tax income is the gain on the disposition of the ISO stock. In the event there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition will not be considered income for Alternative Minimum Tax purposes. In addition, the basis of the ISO stock for determining gain or loss for Alternative Minimum Tax purposes will be the exercise price for the ISO stock increased by the amount that Alternative Minimum Tax income was increased due to the earlier exercise of the ISO. Alternative Minimum Tax incurred by reason of the exercise of the ISO does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. The alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the ISO's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

  The application of the Alternative Minimum Tax for each optionee will depend on such optionee's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of ISO's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an Alternative

Minimum Tax liability for any optionee cannot be determined. Accordingly, each optionee should consult his own tax counsel to determine the potential impact of the Alternative Minimum Tax on his exercise of ISO's.

  Employment and Holding Requirements of ISO's.  The Code requires that the
  --------------------------------------------
optionee remain an employee of the Company or its subsidiaries at all times during the period beginning on the date that the ISO's are granted and ending on the day three (3) months (or one (1) year in the case of permanent and total disability) before the date that each ISO is exercised. Under the 1996 Plan, upon termination of employment for any reason other than cause or disability the options terminate three (3) months after the termination date unless by their terms the options terminate earlier. If termination occurs as a result of disability, the options will expire one (1) year after such termination unless they expire before that date by their terms. Therefore, if the options constituted incentive stock options at grant, permissible exercises after termination automatically meet the employment requirements.

  In order for an optionee exercising ISO's to qualify for the income tax free treatment set forth in the preceding section such optionee must not dispose of the Common Stock acquired pursuant to the exercise of ISO's within two (2) years from the date the ISO's were granted, nor within one (1) year after the exercise of the ISO's. If the optionee meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the Common Stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the optionee disposes of the shares of Common Stock acquired upon exercise of an ISO within two years from the granting of options or one year after the exercise of options (collectively, an "early disposition"), any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the Common Stock on its acquisition date over the price paid for it by the optionee. Any additional gain will be treated as capital gain. If the optionee disposes of the shares of Common Stock at a loss, such loss will be a capital loss.

  For purposes of this section, the transfer of Common Stock by reason of the optionee's death does not constitute a disposition of the Common Stock. In addition, the transferee of the Common Stock is not subject to the holding and employment requirements.

  If the Recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

NSO's Under the 1996 Plan and Under the Agreements

  In general, an optionee who receives an NSO realizes income either at the date of grant or at the date of exercise, but not at both. Unless the NSO has a "readily ascertainable fair market value" at the date of grant, the optionee recognizes no income on the date of grant and the compensatory aspects are held open until the NSO is exercised. In this case, upon exercise, the optionee will have compensation income to the extent of the difference between the fair market value of the stock at the time of exercise and the exercise price paid by the optionee.

  An NSO is deemed to have a "readily ascertainable fair market value" if (a) the NSO's are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy which means that (i) the NSO's are transferable, (ii) the NSO's are exercisable immediately in full, (iii) the NSO's and underlying stock are not subject to restrictions which have a significant effect on the NSO's value and (iv) the fair market value of the "option privilege" is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the
Company

  Under the 1996 Plan, in some circumstances an optionee may be allowed to use previously acquired Common Stock to exercise both ISO's and NSO's. Such previously acquired Common Stock may include Common Stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service (the "Service") recognizes that an exchange of Common Stock for other Common Stock does not constitute a taxable disposition of any shares of Common Stock. The Service treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of Common Stock, a share for share exchange occurs with each new share of Common Stock ("Carryover shares") succeeding to the cost basis and holding period of the old shares of Common Stock. Second, the remaining new shares of Common Stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition ("Noncarryover shares").

  The foregoing rules generally apply to the use of previously acquired Common Stock to acquire Common Stock under the 1996 Plan. An optionee may use Common Stock owned at the date options are exercised to acquire Common Stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of Common Stock are still subject to the holding requirements discussed above. If optionee disposes of such Common Stock acquired pursuant to the exercises of ISO's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the Noncarryover shares and then to the extent of the Carryover shares.

  In addition, if an optionee uses Common Stock acquired through a previous partial exercise of options ("First Stock") to acquire new Common Stock through an exercise of options ("Second Stock") before the First Stock has met the above holding requirements, the First Stock will be treated as having been disposed of in an early disposition. Therefore, the optionee will have to recognize ordinary compensation to the excess of the fair market value of the First Stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the Second Stock. If the First Stock is used to acquire other Common Stock which is not subject to either the 1996 Plan, no early disposition will generally occur and the tax free exchange rules may apply.

  The discussion regarding the Federal income tax consequences of the 1996 Plan is intended only as a broad discussion of the general rules applicable to the grant and exercise of options and the acquisition and disposition of Common Stock acquired pursuant to the exercise of options. Specific situations may be subject to different rules and may result in different tax consequences. Each optionee is strongly urged to consult his or her own tax advisor with specific reference to the optionee's tax situation.


                            RESTRICTIONS ON RESALE
                            ----------------------

  The Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) permits recovery by the Company of any profit realized by any officer or director of the Company from any purchase and sale, or sale and purchase, of Common Stock within any period of less than six months. For purposes of Section 16(b), the grant of an option, but not its exercise, is a purchase of Common Stock. Further, affiliates of the Company who acquire shares of Common Stock of the Company pursuant to an option described in this prospectus will not be able to resell such shares of Common Stock in reliance upon this prospectus. Accordingly, affiliates of the Company exercising options must insure that any resale of shares of the Company's Common Stock acquired upon exercise complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.


                                 LEGAL MATTERS
                                 -------------

  Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

                                 EXPERTS
                                 -------

  The financial statements of CPC of America, Inc. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from inception (April 11, 1996) to December 31, 1996 have been incorporated by reference herein in reliance upon the report of Cacciamatta Accountancy Corporation, independent public accountants and upon the authority of said firm as experts in accounting and auditing.

Item 2.  Registrant Information and Employee Plan Annual Information


                             AVAILABLE INFORMATION
                             ---------------------

  CPC of America, Inc. (the "Company") is subject to the information requirements of the Securities and Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies can be made at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), to which reference is hereby made.


                                 PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The Company hereby incorporates by reference the following documents on file with the Commission:

  1. The Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission as of April 20, 1998.

  All documents hereafter filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Prospectus and prior to the sale of all of the Common Stock offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be directed by mail to Rod A. Shipman, President, 1133 Fourth Street, Suite 200, Sarasota, FL 34236, or by telephone (941) 906-9546.

  Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Inapplicable.

Item 5.  Interests of Named Experts and Counsel.


      Inapplicable.

Item 6.  Indemnification of Directors and Officers.

      Nevada Statutes
      ---------------

      Section 78.751 of the Nevada General Corporation Law provides for the indemnification of the Company's officers, directors and corporate agents under certain circumstances as follows:


      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually paid and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

            (a)  By the stockholders;

            (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

            (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

            (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

            (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


      Bylaws
      ------

      The Company's Bylaws provide for the permissive indemnification of the Company's officers and directors under certain circumstances as follows:


      (a)  Right of Indemnity.  To the full extent permitted by law, this
           ------------------
corporation shall indemnify its directors, officers, employees and other persons described in Subsection 78.751 of the Nevada Revised Statutes, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any "proceeding," as that term is used in such Subsection and including an action by or in the right of the corporation to prove a judgment in its favor, by reason of the fact that such person is or was a person described by such Subsection. "Expenses", as used in this Bylaw, shall have the same meaning as in Section 78.751 of the Nevada Revised Statutes.

      (b)  Approval of Indemnity.  Upon written requests to the Board of
           ---------------------
Directors by any person seeking indemnity under Section 78.751 of the Nevada Revised Statutes, the Board shall promptly determine whether such person has met the applicable standard of conduct set forth in such Subsection. If the Board determines the person seeking indemnity has not met such standard of conduct, the Board shall promptly call a meeting of shareholders at which the shareholders shall determine whether the person seeking indemnity has met such standard of conduct.

      (c)  Advancement of Expenses.  To the full extent permitted by law and
           -----------------------
except as shall otherwise be determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnity under this Bylaw in defending any proceeding covered by this Bylaw shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation therefore.

Item 7.  Exemption from Registration Claimed.

      Inapplicable.

Item 8.  Exhibits.

Exhibit Number                   Description
--------------                   -----------

4.1(1)           Specimen of Common Stock Certificate.
5.1              Opinion of Oppenheimer Wolff & Donnelly LLP re: legality of shares.
10.3             1996 Stock Option Plan dated May 2, 1996.
10.4             Consulting Services Agreement between the Company and the CTM
                 Group, Inc. dated April 23, 1998.
10.5             Employment Contract between the Company and Rod A. Shipman dated April 23, 1998.
23.1             Consent of Oppenheimer Wolff & Donnelly LLP (filed as Exhibit
                 5.1 herein).
23.2             Consent of Cacciamatta Accountancy Corporation.

Notes:

(1)              Incorporated by reference to Form 10-SB dated April 20, 1998.


Item 9.  Undertakings.

          A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

The Registrant
--------------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 14, 1998.

                                     CPC OF AMERICA, INC.
                                     a Nevada corporation



                                     By: /s/ ROD A. SHIPMAN
                                        -------------------------------
                                           Rod A. Shipman
                                           Chief Executive Officer and
                                           Chief Financial Officer
                                           (Principal Financial and
                                            Accounting Officer)



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                        Title                       Date
       ---------                        -----                       ----

/s/ ROD A. SHIPMAN              President, Chief Executive      July 14, 1998
----------------------------    Officer, Chief Financial
ROD A. SHIPMAN                  Officer and Director


/s/ RAFE COHEN                  Director                        July 14, 1998
----------------------------
RAFE COHEN

/s/ WILLIAM LIEVENSE            Director                        July 14, 1998
----------------------------
WILLIAM LIEVENSE